UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 17, 2007

EQUITABLE RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

1-3551	25-0464690
(Commission File Number)	(IRS Employer Identification No.)

225 North Shore Drive, Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(412) 553-5700

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Effective October 17, 2007, the Board of Directors (the “Board”) of Equitable Resources, Inc. (the “Company”) approved amendments to Section 8.01 of the Company’s By-Laws to make the By-Laws consistent with the Company’s Articles of Incorporation with respect to the level of shareholder approval required for amendments to the By-Laws that have been approved by two-thirds of the members of the Board. The amendments provide that such shareholder approval requires the vote specified by law for valid shareholder action, which has the effect under current law of requiring the approval of a majority of the votes cast at a shareholder meeting. Similar amendments to the Company’s Articles of Incorporation were approved by the Company’s shareholders at the 2007 Annual Meeting of Shareholders.

The complete text of the Company’s By-Laws, as amended and restated effective October 17, 2007, is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
3.1	Equitable Resources, Inc. Amended and Restated By-Laws (Amended through October 17, 2007).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

	By:	/s/ Philip P. Conti
Philip P. Conti
Senior Vice President and
Chief Financial Officer

Date: October 22, 2007

EXHIBIT INDEX

Exhibit No.	Description
3.1	Equitable Resources, Inc. Amended and Restated By-Laws (Amended through October 17, 2007).